UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OFFICE DEPOT, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by Office Depot, Inc. on April 16, 2008:

CONTACTS:

Brian Turcotte
Investor Relations
561-438-3657
brian.turcotte@officedepot.com

Brian Levine
Public Relations
561-438-2895
brian.levine@officedepot.com

David Reno/Dan Gagnier
Sard Verbinnen & Co.
212-687-8080
dreno@sardverb.com
dgagnier@sardverb.com

ANOTHER PROXY ADVISOR RECOMMENDS OFFICE DEPOT STOCKHOLDERS REJECT
ALAN LEVAN’S AND WOODBRIDGE’S DISSIDENT NOMINEES

PROXY Governance Says Dissidents Have “Vague Plan For Change” And That
Their Appointment “Makes Little Sense”*

Supports Reelection Of Full Office Depot Board And Continued Implementation Of Long-Range
Strategic Plan

Recommends Stockholders Vote FOR Each Of The Company’s Directors On The WHITE Proxy Card

Delray Beach, Fla., April 16, 2008 — Office Depot, Inc. (NYSE: ODP), a leading global provider of office products and services, today announced that PROXY Governance, Inc., an independent voting advisory service, has recommended that Office Depot stockholders vote to reject the two dissident directors nominated by Alan Levan and his company Woodbridge at Office Depot’s Annual Meeting of Stockholders scheduled for April 23, 2008.

In evaluating Levan’s arguments for nominating his directors, PROXY Governance noted:*

  “Weakest of all – and yet most important to shareholders – is the [dissidents’] vague plan for change, which apparently consists of providing personnel advice to a CEO they criticize for poor performance but would not remove from executive office, and stepping into an ill-defined operating role without clear direction on what they would do differently, strategically or tactically.”
  “. . . it makes little sense to install replacements whose first task will be getting up to speed on what levers for change are available and when and how to use them.”
  “Less compelling are the dissidents’ charges that the board is woefully short on retail experience – five of 12 members have substantial retail backgrounds, including the two the dissidents seek to replace . . . .”

  “The board does appear to have long and broad experience in specialty retailing, including two members – Fuente and Hedrick – each with more than 17 years experience in the office products space.”
  “Every [Office Depot] director owns shares, which total 1.6 million for non-executive directors as a group, suggesting their interests are aligned with shareholders. [Information taken from Office Depot’s 2008 Proxy Statement and includes beneficial ownership of options pursuant to the rules of the Securities and Exchange Commission].

Proxy Governance also concluded that:

“. . . a more relevant timeframe for this proxy contest would seem to be the company’s performance in the three years since it installed Odland to revitalize the company.

o	In Odland’s first five quarters, the stock soared 67% as the company established a pattern of quarter-over-quarter earnings improvements which continued for more than two years.

o	. . . the company actually compares favorably to Staples on key financial metrics over the second and third years of Odland’s tenure.”

“In the context of the company’s operating and financial performance during Odland’s tenure, however, the board’s strong support to date may reflect a deeper confidence that three years of improved financial results, and two of the three years of operating results, are more indicative of the company’s – and shareholders’ – long-term prospects under Odland.”

Office Depot appreciates the support of Proxy Governance and strongly recommends that its stockholders vote FOR each of the Company’s directors and its proposals on the WHITE proxy card.

We encourage stockholders to vote electronically using the simple procedures to vote by telephone or Internet contained on their proxy cards. It will only take a few moments to ensure that their votes are received in time to be counted at the Annual Meeting of Stockholders which is scheduled for 8:30 a.m. EDT on Wednesday, April 23, 2008.

Only the latest dated proxy that is received by the deadline will be counted. Please disregard any Gold proxy cards received from Levan, his company Woodbridge, or their agents.

Stockholders who have questions or need assistance in voting their shares should contact MacKenzie Partners, Inc. by calling toll-free (800) 322-2885.

*          *          *          *

Important Information: In connection with the solicitation of proxies, Office Depot filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement dated March 14, 2008 (as supplemented by proxy supplement no. 1 dated March 24, 2008, the “Proxy Statement”). The Proxy Statement contains important information about Office Depot and the 2008 annual stockholders meeting. Office Depot’s stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Office Depot through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Office Depot by contacting Investor Relations in writing at Office Depot at 2200 Old Germantown Road, Delray Beach, FL; or by phone at 561-438-3657; or by email at brian.turcotte@officedepot.com. The Proxy Statement is also available on Office Depot’s website at www.officedepot.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also contact MacKenzie Partners, Inc. with questions or requests for additional copies of the proxy materials by calling toll-free (800) 322-2885 or collect (212) 929-5500, or by email at officedepotproxy@mackenziepartners.com.

About Office Depot

Every day, Office Depot is Taking Care of Business for millions of customers around the globe. For the local corner store as well as Fortune 500 companies, Office Depot provides products and services to its customers through more than 1,600 worldwide retail stores, a dedicated sales force, top-rated catalogs and a $4.9 billion e-commerce operation. Office Depot has annual sales of approximately $15.5 billion, and employs about 49,000 associates around the world. The Company provides more office products and services to more customers in more countries than any other company, and currently sells to customers directly or through affiliates in 43 countries.

Office Depot's common stock is listed on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index. Additional press information can be found at: http://mediarelations.officedepot.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995, as amended (the “Act”), provides protection from liability in private lawsuits for “forward-looking” statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the “safe harbor” provisions of the Act. Certain statements made in this document are “forward-looking” statements under the Act. Except for historical financial and business performance information, statements made in this document should be considered ‘forward-looking’ as referred to in the Act. These forward-looking statements speak only as of the date of this document; we disclaim any obligation to update these statements, and we caution you not to rely on them unduly. Much of the information that looks towards future performance of our company is based on various factors and important expectations and assumptions about future events that may or may not actually come true. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this document. Certain risks and uncertainties are detailed from time to time in our filings with the SEC. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

* PROXY Governance, INC., April 16, 2008. Permission to cite or quote neither sought nor obtained.